AMENDED CLASS I SHARES
                            TRANSFER AGENCY AGREEMENT

This Agreement, dated as of November 13, 2003, is between each of the American Express Funds registered as an investment company under the Investment Company Act of 1940, on behalf of its underlying series funds, listed in Schedule A (the term "Fund" is used to refer to either the registrant or the underlying series as the context requires) and American Express Client Service Corporation (the "Transfer Agent"), a Minnesota corporation.

In consideration of the mutual promises set forth below, the Fund and the Transfer Agent agree as follows:

1. Appointment of the Transfer Agent. The Fund hereby appoints the Transfer Agent, as transfer agent for the shares of and as shareholder servicing agent for the Fund, and the Transfer Agent accepts such appointment and agrees to perform the duties set forth below.

2.   Compensation.

     (a) The Fund will compensate the Transfer Agent for the performance of its obligations as set forth in Schedule B. Schedule B does not include out-of-pocket disbursements of the Transfer Agent for which the Transfer Agent shall be entitled to bill the Fund separately.


     (b) Out-of-pocket disbursements shall include, but shall not be limited to, the items specified in Schedule C. Reimbursement by the Fund for expenses incurred by the Transfer Agent in any month shall be made as soon as practicable after the receipt of an itemized bill from the Transfer Agent.

     (c) Any compensation jointly agreed to hereunder may be adjusted from time to time by attaching to this Agreement a revised Schedule B, dated and signed by an officer of each party.

3. Documents. The Fund will furnish from time to time such certificates, documents or opinions as the Transfer Agent deems to be appropriate or necessary for the proper performance of its duties.


4.   Representations of the Fund and the Transfer Agent.

     (a) The Fund represents to the Transfer Agent that all outstanding shares are validly issued, fully paid and non-assessable by the Fund. When shares are hereafter issued in accordance with the terms of the Fund's Articles of Incorporation and its By-laws, such shares shall be validly issued, fully paid and non-assessable by the Fund.


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

     (b) The Transfer Agent represents that it is registered under Section 17A(c) of the Securities Exchange Act of 1934. The Transfer Agent agrees to maintain the necessary facilities, equipment and personnel to perform its duties and obligations under this agreement and to comply with all applicable laws.

5. Duties of the Transfer Agent. The Transfer Agent shall be responsible, separately and through its subsidiaries or affiliates, for the following functions:

     (a)  Sale of Fund Shares.

          (1) On receipt of an application and payment, wired instructions and payment, or payment identified as being for the account of a shareholder, the Transfer Agent will deposit the payment, prepare and present the necessary report to the Custodian and record the purchase of shares in a timely fashion in accordance with the terms of the Fund's prospectus. All shares shall be held in book entry form, and no certificate shall be issued unless the Fund is permitted to do so by its prospectus and the purchaser so requests.

          (2) On receipt of notice that payment was dishonored, the Transfer Agent shall stop redemptions of all shares owned by the purchaser related to that payment, place a stop payment on any checks that have been issued to redeem shares of the purchaser and take such other action as it deems appropriate.

     (b) Redemption of Fund Shares. On receipt of instructions to redeem shares in accordance with the terms of the Fund's prospectus, the Transfer Agent will record the redemption of shares of the Fund, prepare and present the necessary report to the Custodian and pay the proceeds of the redemption to the shareholder, an authorized agent or legal representative upon the receipt of the monies from the Custodian.




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

     (c) Transfer or Other Change Pertaining to Fund Shares. On receipt of instructions or forms acceptable to the Transfer Agent to transfer the shares to the name of a new owner, change the name or address of the present owner or take other legal action, the Transfer Agent will take such action as is requested.

     (d) Exchange of Fund Shares. On receipt of instructions to exchange the shares of the Fund for the shares of another American Express(R) Fund or other American Express Financial Corporation product in accordance with the terms of the prospectus, the Transfer Agent will process the exchange in the same manner as a redemption and sale of shares.

     (e) Right to Seek Assurance. The Transfer Agent may refuse to transfer, exchange or redeem shares of the Fund or take any action requested by a shareholder until it is satisfied that the requested transaction or action is legally authorized or until it is satisfied there is no basis for any claims adverse to the transaction or action. It may rely on the provisions of the Uniform Act for the Simplification of Fiduciary Security Transfers or the Uniform Commercial Code. The Fund shall indemnify the Transfer Agent for any act done or omitted to be done in reliance on such laws or for refusing to transfer, exchange or redeem shares or taking any requested action if it acts on a good
          faith   belief   that  the   transaction   or  action  is  illegal  or
          unauthorized.

     (f)  Shareholder Records, Reports and Services.

          (1) The Transfer Agent shall maintain all shareholder accounts, which shall contain all required tax, legally imposed and regulatory information; shall provide shareholders, and file with federal and state agencies, all required tax and other reports pertaining to shareholder accounts; shall prepare shareholder mailing lists; shall cause to be created and delivered all required prospectuses, annual reports, semiannual reports, statements of additional information (upon request), proxies and other mailings to shareholders; and shall cause proxies to be tabulated.

          (2) The Transfer Agent shall respond to all valid inquiries related to its duties under this Agreement.

          (3) The Transfer Agent shall create and maintain all records in accordance with all applicable laws, rules and regulations, including, but not limited to, the records required by Section 31(a) of the Investment Company Act of 1940.




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

     (g) Dividends and Distributions. The Transfer Agent shall prepare and present the necessary report to the Custodian and shall cause to be prepared and transmitted the payment of income dividends and capital gains distributions or cause to be recorded the investment of such dividends and distributions in additional shares of the Fund or as directed by instructions or forms acceptable to the Transfer Agent.

     (h) Confirmations and Statements. The Transfer Agent shall confirm each transaction either at the time of the transaction or through periodic reports as may be legally permitted.

     (i) Lost or Stolen Checks. The Transfer Agent will replace lost or stolen checks issued to shareholders upon receipt of proper notification and will maintain any stop payment orders against the lost or stolen checks as it is economically desirable to do.

     (j) Reports to Fund. The Transfer Agent will provide reports pertaining to the services provided under this Agreement as the Fund may request to ascertain the quality and level of services being provided or as required by law.

     (k) Other Duties. The Transfer Agent may perform other duties for additional compensation if agreed to in writing by the parties to this Agreement.

6.   Ownership and Confidentiality of Records.

     (a) General. The Transfer Agent agrees that all records prepared or maintained by it relating to the services to be performed by it under the terms of this Agreement are the property of the Fund and may be inspected by the Fund or any person retained by the Fund at reasonable times. The Fund and Transfer Agent agree to protect the confidentiality of those records.

     (b)  Regulation S-P.

          1) In accordance with Regulation S-P of the Securities and Exchange Commission "Nonpublic Personal Information" includes (1) all personally identifiable financial information; (2) any list, description, or other grouping of consumers (and publicly available information pertaining to them) that is derived using any personally identifiable financial information that is not publicly available information; and (3) any information derived therefrom.



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

          2) The Transfer Agent must not use or disclose Nonpublic Personal Information for any purpose other than to carry out the purpose for which Nonpublic Personal Information was provided to the Transfer Agent as set forth in this Agreement, and agrees to cause the Transfer Agent, and its employees, agents, representatives, or any other party to whom the Transfer Agent may provide access to or disclose Nonpublic Personal Information to limit the use and disclosure of Nonpublic Personal Information to that purpose.

          3) The Transfer Agent agrees to implement appropriate measures designed to ensure the security and confidentiality of Nonpublic Personal Information, to protect such information against any anticipated threats or hazards to the security or integrity of such information, and to protect against unauthorized access to, or use of, Nonpublic Personal Information that could result in substantial harm or inconvenience to any customer of the Fund; the Transfer Agent further agrees to cause all its agents, representatives, subcontractors, or any other party to whom the Transfer Agent may provide access to, or disclose, Nonpublic Personal Information to implement appropriate measures designed to meet the objectives set forth in this paragraph.

          4) With respect only to the provisions of this Section 6(b), the Transfer Agent agrees to indemnify and hold harmless the Fund and/or the Fund, and any officer or director of the Fund, against losses, claims, damages, expenses, or liabilities to which the Fund and/or the Fund, or any officer or director of the Fund, may become subject as the result of (1) a material breach of the provisions of this section of the Agreement or (2) any acts or omissions of the Transfer Agent, or of any of its officers, directors, employees, or agents, that are not in substantial accordance with this Agreement, including, but not limited to, any violation of any federal statute or regulation. Notwithstanding the foregoing, no party shall be entitled to indemnification pursuant to this Section 6(b)(4) if such loss, claim, damage, expense, or liability is due to the willful misfeasance, bad faith, gross negligence, or reckless disregard of duty by the party seeking indemnification.

7. Action by Board and Opinion of Counsel. The Transfer Agent may rely on resolutions of the Board of Directors (the "Board") or the Executive Committee of the Board and on opinion of counsel for the Fund.



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

8. Duty of Care. It is understood and agreed that, in furnishing the Fund with the services as herein provided, neither the Transfer Agent, nor any officer, director or agent thereof shall be held liable for any loss arising out of or in connection with their actions under this Agreement so long as they act in good faith and with due diligence, and are not negligent or guilty of any willful misconduct. It is further understood and agreed that the Transfer Agent may rely upon information furnished to it reasonably believed to be accurate and reliable. In the event the Transfer Agent is unable to perform its obligations under the terms of this Agreement because of an act of God, strike or equipment or transmission failure reasonably beyond its control, the Transfer Agent shall not be liable for any damages resulting from such failure.

9. Term and Termination. This Agreement shall become effective on the date first set forth above and shall continue in effect from year to year thereafter as the parties may mutually agree; provided that either party may terminate this Agreement by giving the other party notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a vote of the Board, certified by the Secretary, electing to terminate this Agreement and designating a successor transfer agent or transfer agents. Upon such termination and at the expense of the Fund, the Transfer Agent will deliver to such successor a certified list of shareholders of the Fund (with name, address and taxpayer identification or Social Security number), a historical record of the account of each shareholder and the status thereof, and all other relevant books, records, correspondence, and other data established or maintained by the Transfer Agent under this Agreement in the form reasonably acceptable to the Fund, and will cooperate in the transfer of such duties and responsibilities, including provisions for assistance from the Transfer Agent's personnel in the establishment of books, records and other data by such successor or successors.

10. Amendment. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties.

11. Subcontracting. The Fund agrees that the Transfer Agent may subcontract for certain of the services described under this Agreement with the understanding that there shall be no diminution in the quality or level of the services and that the Transfer Agent remains fully responsible for the services. Except for out-of-pocket expenses identified in Schedule C, the Transfer Agent shall bear the cost of subcontracting such services, unless otherwise agreed by the parties.



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

12.  Miscellaneous.

     (a) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable without the written consent of the other party.

     (b) This Agreement shall be governed by the laws of the State of Minnesota.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the day and year written above.


AXP DIMENSIONS SERIES, INC.                  AXP DISCOVERY SERIES, INC.
AXP EQUITY SERIES, INC.                      AXP FIXED INCOME SERIES, INC.
AXP GLOBAL SERIES, INC.                      AXP GOVERNMENT INCOME SERIES, INC.
AXP GROWTH SERIES, INC.                      AXP HIGH YIELD INCOME SERIES, INC.
AXP INCOME SERIES, INC.                      AXP INTERNATIONAL SERIES, INC.
AXP INVESTMENT SERIES, INC.                  AXP MONEY MARKET SERIES, INC.
AXP PARTNERS INTERNATIONAL SERIES, INC.      AXP PARTNERS SERIES, INC.
AXP SECTOR SERIES, INC.                      AXP SELECTED SERIES, INC.
AXP STOCK SERIES, INC.                       AXP STRATEGY SERIES, INC.



By:  /s/ Leslie L. Ogg
     ---------------------
         Leslie L. Ogg
         Vice President


AMERICAN EXPRESS CLIENT SERVICE CORPORATION




By:  /s/ Bridget Sperl
     -----------------
         Bridget Sperl
         Senior Vice President




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

Schedule A - List of Funds (Dated: June 1, 2004)


AXP DIMENSIONS SERIES, INC.
         AXP New Dimensions Fund
AXP DISCOVERY SERIES, INC.
         AXP Core Bond Fund
         AXP Income Opportunities Fund
         AXP Inflation Protected Securities Fund
         AXP Limited Duration Bond Fund
AXP EQUITY SERIES, INC.
         AXP Equity Select Fund
AXP FIXED INCOME SERIES, INC.
         AXP Diversified Bond Fund
AXP GLOBAL SERIES, INC.
         AXP Emerging Markets Fund
         AXP Global Bond Fund
         AXP Global Technology Fund
AXP GOVERNMENT INCOME SERIES, INC.
         AXP Short Duration U.S. Government Fund
         AXP U.S. Government Mortgage Fund
AXP GROWTH SERIES, INC.
         AXP Growth Fund
         AXP Large Cap Equity Fund
         AXP Large Cap Value Fund
         AXP Quantitative Large Cap Equity Fund
AXP HIGH YIELD INCOME SERIES, INC.
         AXP High Yield Bond Fund
AXP INCOME SERIES, INC.
         AXP Selective Fund
AXP INTERNATIONAL SERIES, INC.
         AXP European Equity Fund
         AXP International Fund
AXP INVESTMENT SERIES, INC.
         AXP Diversified Equity Income Fund
         AXP Mid Cap Value Fund
AXP MONEY MARKET SERIES, INC.
         AXP Cash Management Fund
AXP PARTNERS INTERNATIONAL SERIES, INC.
         AXP Partners International Aggressive Growth Fund
         AXP Partners International Core Fund
         AXP Partners International Select Value Fund
         AXP Partners International Small Cap Fund
AXP PARTNERS SERIES, INC.
         AXP Partners Aggressive Growth Fund
         AXP Partners Fundamental Value Fund
         AXP Partners Growth Fund
         AXP Partners Select Value Fund
         AXP Partners Small Cap Core Fund
         AXP Partners Small Cap Value Fund
         AXP Partners Value Fund
AXP SECTOR SERIES, INC.
         AXP Real Estate Fund
         AXP Dividend Opportunity Fund

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

AXP SELECTED SERIES, INC.
         AXP Precious Metals Fund
AXP STOCK SERIES, INC.
         AXP Stock Fund
AXP STRATEGY SERIES, INC.
         AXP Equity Value Fund
         AXP Partners Small Cap Growth Fund
         AXP Small Cap Advantage Fund
         AXP Strategy Aggressive Fund



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Schedule B

                                  FEE SCHEDULE

For all Funds:


The annual per account fee for services under this agreement is $1.00 for Class I shares.

In addition, there is a closed-account fee of $5.00 per inactive account, charged on a pro rata basis from the date the account becomes inactive until the date the account is purged from the transfer agreement system.



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

Schedule C


                             OUT-OF-POCKET EXPENSES

The Fund shall reimburse the Transfer Agent monthly for the following out-of-pocket expenses:

     o typesetting, printing, paper, envelopes, postage and return postage for proxy soliciting material, and proxy tabulation costs

     o printing, paper, envelopes and postage for dividend notices, dividend checks, records of account, purchase confirmations, exchange confirmations and exchange prospectuses, redemption confirmations, redemption checks, confirmations on changes of address and any other communication required to be sent to shareholders

     o typesetting, printing, paper, envelopes and postage for prospectuses, annual and semiannual reports, statements of additional information, supplements for prospectuses and statements of additional information and other required mailings to shareholders

     o    stop orders

     o    outgoing wire charges

     o    National   Securities   Clearing   Fund   charges   related   to  fund
          transactions.

     o    other expenses incurred at the request or with the consent of the Fund


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